Exhibit 99.2

Contacts:

Dekania Corp.

Thomas Friedberg, Chairman, President & CEO

Tel: (609-518-2093) or tfriedberg@dekaniacorp.com

Advanced Equities Financial Corp.

Dwight O. Badger, Co-Founder and CEO

(312) 377-5272 or dwight.badger@advancedequities.com

Dekania Corp. and Advanced Equities Financial Corp. agree to merge

Advanced Equities Financial Corp. (“Advanced Equities”), and Dekania Corp. (AMEX: DEK, DEK.U, DEK.WS) (“Dekania”) announced today that they have entered into a definitive agreement under which the companies will merge. Upon completion of the merger the combined entity will be known as Advanced Equities Financial Corp., and will be lead by the current Advanced Equities senior management team.

Advanced Equities Financial Corp. is a leading provider of annuities, investment management, pension administration, securities brokerage and venture capital investment banking services through its wholly owned subsidiaries: Advanced Equities, Inc.; First Allied Securities, Inc.; Advanced Equities Asset Management, Inc.; and Advanced Equities Wealth Management, Inc. Combined, Advanced Equities companies represent an independent brokerage force with approximately 900 financial advisors in 450 locations throughout the United States Additional information is available at www.advancedequities.com.

The initial merger consideration, some of which is payable to the current stockholders of Advanced Equities, and some of which will be reserved for the current warrant and option holders of Advanced Equities, consists of 20,000,000 shares of Dekania common stock. Advanced Equities’ stock, option and warrant holders will also be eligible to receive up to an additional 12,500,000 Dekania shares. Up to 7,500,000 of these additional shares may be received based on Advanced Equities’ achieving a certain Adjusted GAAP Net Income threshold in 2008. If fewer than 7,500,000 additional shares are issued based on 2008 Adjusted GAAP Income, the balance of those shares will be forfeited unless the targeted Adjusted GAAP Income levels below are achieved by the post-merger company in any one of the years 2009, 2010 or 2011 in which case such remaining shares will also be issued. The remaining 5,000,000 may be earned if the post-merger company achieves an Adjusted GAAP Net Income of $29.1 million in 2009, or $34 million in 2010 or $37.3 million in 2011.

Cohen Bros. Acquisitions, LLC, Dekania’s sponsor, has agreed to defer 425,000 of its shares subject to the same 2009, 2010 and 2011 earnings targets.

At closing, Dekania expects that it will have approximately $94,500,000 in cash net of the payment of the expenses of the transaction. Such cash will be available for redemption of “no” votes or exercise of dissenters’ rights, reduction or elimination of existing debt at Advanced Equities and for future acquisitions as management continues to grow the company.

The merger is subject to the approval by both companies’ stockholders, regulatory approvals and the satisfaction of customary closing conditions

“This transaction is an important step in the continued development of Advanced Equities Financial Corp.,” said Dwight O. Badger, Co-founder and Chief Executive Officer of Advanced Equities. Mr. Badger added, “The capital, public currency and brand enhancement of this transaction will help fuel our future growth and provide additional flexibility to take advantage of strategic opportunities as they arise.”

Tom Friedberg, Chairman, President and CEO of Dekania commented, “With the changing dynamics in the Property and Casualty insurance marketplace and insurance underwriting in general, we refocused our efforts on insurance distribution. With Advanced Equities, we not only found an extensive distribution network that sells large amounts of annuities, insurance and other financial services products, but also a unique business model that features venture capital banking and pension administration services in addition to the rapidly growing network of independent financial advisors which results in what we believe is an excellent investment opportunity for Dekania’s stockholders.”

Keefe, Bruyette & Woods, Inc. served as exclusive financial advisor to Advanced Equities Financial Corp. in conjunction with the transaction.

About Dekania Corp.

Dekania was formed for the purpose of acquiring, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more unidentified businesses, with a focus on the insurance industry. Dekania’s initial public offering (“IPO”) registration statement was declared effective on February 1, 2007. On January 30, 2007, it completed a private placement and received net proceeds of $2,500,000. Dekania consummated the IPO of 9.7 million units at $10.00 per unit on February 7, 2007, and the underwriters exercised the over-allotment option for an additional 262,400 units on March 21, 2008. Each unit was comprised of one share of common stock and one warrant exercisable at $8.00 per share. On May 2, 2007, the warrants began separately trading. As of June 30, 2008, Dekania held approximately $94.5 million in a trust account, net of deferred underwriting compensation.

Risks and Uncertainties; Forward-Looking Statements

The transaction described herein is subject to a number of risks and uncertainties, including the satisfaction of certain conditions to the closing of the proposed merger, including the risk that stockholder approval might not be obtained in a timely manner or at all.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements related to the benefits of the transaction and financial performance of the surviving entity.

Merrill Lynch & Co. and Maxim Group LLC will receive approximately $2,044,960, the deferred portion of their underwriting discount from the IPO, upon consummation of the merger. Dekania and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Dekania’s stockholders to be held to approve this transaction. Dekania’s officers and some of its directors are also stockholders of Dekania and have waived their rights to any liquidation distribution Dekania makes with respect to shares they acquired before the IPO. Therefore, their securities will be worthless if Dekania does not acquire a target business within two years of the IPO date, as required by its Certificate of Incorporation. Interested persons can read Dekania’s current report on Form 8-K with respect to the merger agreement and, when available, its preliminary proxy statement and definitive proxy statement, as well as its final IPO prospectus, dated February 1, 2007, and periodic reports for more information about Dekania, its officers and directors, and their individual and group security ownership in Dekania and interests in the successful consummation of the merger with Advanced Equities.

Dekania stockholders are advised to read, when available, each preliminary proxy statement of Dekania and the definitive proxy statement in connection with Dekania’s solicitation of proxies for a special meeting of stockholders because they will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the merger with Advanced Equities. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Dekania Corp., 2929 Arch Street, Suite 1703, Philadelphia, PA 19104. Each preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site www.sec.gov. No person other than Dekania has been authorized to give any information or to make any representations on behalf of Dekania or Advanced Equities in connection with the merger, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Dekania or Advanced Equities.